UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2011

Towerstream Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33449	20-8259086
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

55 Hammarlund Way Middletown, RI	02842
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 848-5848

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.         Submission of Matters to a Vote of Security Holders.

On June 27, 2011, at the annual meeting of stockholders of Towerstream Corporation (the “Company”), the Company’s stockholders approved (i) electing the five directors named by the Company (Philip Urso, Jeffrey M. Thompson, Howard L. Haronian, M.D., Paul Koehler, and William J. Bush) to hold office until the next annual meeting of stockholders, and (ii) the ratification of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 (the “Auditor Ratification”).

As of the record date for the meeting of May 4, 2011, 42,430,411 shares of common stock, constituting all of the outstanding capital stock of the Company, were issued and outstanding, of which a total of 30,077,775 shares were voted at the annual meeting. The vote for each proposal was as follows:

Proposal	For	Against	Abstain	Broker Non-Votes
1. Election of five directors:
Philip Urso	10,021,052	549,815	16,700	19,490,208
Jeffrey M. Thompson	10,047,659	525,208	14,700	19,490,208
Howard L. Haronian, M.D.	10,023,052	549,615	14,900	19,490,208
Paul Koehler	10,018,852	553,815	14,900	19,490,208
William J. Bush	10,050,884	520,983	15,700	19,490,208
2. Auditor Ratification	29,921,159	62,314	94,302	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERSTREAM CORPORATION

Dated: June 29, 2011	By:	/s/ Joseph P. Hernon
Name: Joseph P. Hernon
Title: Chief Financial Officer